SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Cortech, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      Asset Value Fund Limited Partnership
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. |X| No fee required

1) Title of each class of securities to which transaction applies:

   Common Stock
   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:
                               -------------------------------------------------
    2) Form, Schedule or Registration No.
                                         ---------------------------------------

    3) Filing party:
                    ------------------------------------------------------------

    4) Date filed:
                    ------------------------------------------------------------

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

(032796DTI)



Vol. 1 No. 1                                                                                                    August 17, 1998
-------------------------------------------------------------------------------------------------------------------------------
                                                          THE ASSET VALUE
                                                               NEWS
                                                   All the News You Need to Vote
-------------------------------------------------------------------------------------------------------------------------------

                                                   MORE RED INK AT CORTECH

Cortech Announces Loss of                    Pure World, Led by the                       LET THE RECORD
$1,431,000 for June Quarter;                 Koethers, Announces Record                   SPEAK FOR ITSELF
Total Losses Now $87,469,000                 Revenues and Earnings for
                                             the Quarter Ended June                       Koether Leadership Makes Good Cents
Paul Koether, the manager of Asset
Value, Cortech's largest stockholder,        Paul Koether, the CEO of Pure                Cortech's management, we believe,
stated that you don't have to be a           World, a public company trading on           does not want to run on its own
scientist to understand that these           NASDAQ, symbol PURW, said that               record and we can understand why.
losses must be stopped as soon as            the Company earned over $2 million           In all but one of the past five years,
possible for Cortech to survive.             on revenues of $6.8 million in the           CEO Bert Fingerhut has been
Mr. Koether expressed his hope that          quarter ended June 30, 1998.  Pure           Chairman of Cortech, a period when
stockholders would elect as directors        World extracts a whole line of               Cortech has lost over $71 million.  A
the four nominees proposed by Asset          standardized botanical extracts, such        dollar invested in Cortech five years
Value, which in his view, would              as St. John's Wort, kava, goldenseal,        ago, is now worth less than $0.03.
change this negative trend.                  echinacea and black cohosh.                  By comparison, that same dollar
                                                                                          invested in Pure World, would now
OUR VISION OF THE FUTURE                     Koether Brings Science to Pure World         be worth $6.41.  Management has
"We're going to take a careful look                                                       quoted the L.A. Time article titled
at Cortech's technology," Koether            Pure World is noted in the dietary           "Shell Company's Fate Rests With
said, "to assure that any future value       supplement industry for its high level       Dissidents".  Pure World was that
is preserved for the stockholders.  At       science.  Its five Ph.Ds keep Pure           shell company.  Its fate is now well
the same time, we have to be realistic       World at the cutting edge of                 known and speaks for itself.
that every test in the past has failed       technology in the dietary supplement
and that Cortech has limited                 industry.  Several new products have         THANKS FOR YOUR SUPPORT
resources to continue to support the         been introduced by Pure World in the         We believe that our candidates will
technology on its own.  That is why          past year and early next year it             best represent the interests of
our nominees will try to further             expects to open its high tech                stockholders.  We promise that we
reduce expenditures even while they          purification extraction facility.            will pursue a transaction with a
aggressively look for merger partners                                                     successful operating company using
and seek creative ways to capitalize         Koether said "We believe that one of         the help of an independent
on Cortech's technology without              our strengths as business people is          investment banker and will try to find
further diminishing its cash                 the ability to select top flight             a way for stockholders to benefit
resources."                                  scientists and, based on their               from any value in the Cortech
VOTE FOR ASSET VALUE                         discoveries, to develop and sell new         technology without further eroding
------------------------------               products at a profit.  We think that we      Cortech's cash assets.
                                             can bring this skill to Cortech."            Asset Value has pledged not to
CONTENTS                                                                                  benefit from any transaction except to
                                                                                          the same extent as other stockholders
Cortech Announces that losses for            VOTE FOR A BETTER FUTURE                     We will not sell until a deal is done
  the Quarter ended June                     VOTE FOR ASSET VALUE                         and our nominees will take no fees.
  exceeded 1,400,000...............1
VOTE FOR ASSET VALUE...............1         VOTE THE GREEN BALLOT                        VOTE FOR A BETTER FUTURE
                                                                                          VOTE FOR ASSET VALUE


                              TIME IS RUNNING OUT!

                      A PICTURE IS WORTH A THOUSAND WORDS
                      -----------------------------------

                                 COMPARISON OF
                CORTECH'S STOCK PERFORMANCE (NASDAQ SYMBOL-CRTQ)
                                       TO
                  THE NASDAQ BIOTECHNOLOGY INDEX (IXBT) AND THE
                AMERICAN STOCK EXCHANGE BIOTECHNOLOGY INDEX (BTK)


                                [GRAPH THE ABOVE]


               Cortech         IXBT        BTK
               ------          -----      ------
1993          $18.25          197.88      115.78

1994           14.25          161.40       82.06

1995            3.65625       304.30      133.77

1996            3.8125        314.48      144.56

1997            2.03125       304.89      163.28

7/17/1998        .50          335.15      144.16

                             NOT A PRETTY PICTURE!



                                  SAVE CORTECH

                         SEND IN THE GREEN PROXY BALLOT

                         VOTE YES TO INCREASE THE BOARD

                    VOTE FOR ALL OF ASSET VALUE'S NOMINEES!


                                    IMPORTANT

     If your shares are held in "Street Name" only your bank or broker can vote your shares, and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them to execute a GREEN PROXY BALLOT as soon as possible.

     If you have any questions or need further assistance in voting, please call John W. Galuchie, Jr., of Asset Value Fund Limited Partnership collect at (908) 234-1881, or our proxy solicitor:

                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (800) 253-3814